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                                                                   PRESS RELEASE


Company Contact:                                                    IR Contact:
Stu Roberson                                                       Corey Cutler
iPIX                                                               Morgen-Walke
(925)242-4050                                                    (212) 850-5696
stu.roberson@ipix.com                                   ccutler@morgenwalke.com




               IPIX RECEIVES INVESTMENT COMMITMENT LED BY PARADIGM
                    CAPITAL PARTNERS AND THE MEMPHIS ANGELS

               Financing to Fund Company's Plans for Profitability

SAN RAMON, CA and OAKRIDGE, TN - May 14th, 2001 - Internet Pictures Corporation (NASDAQ: IPIX; "iPIX"), today announced a definitive agreement for a private investment led by Paradigm Capital Partners and the Memphis Angels.

The agreement calls for the investment to occur in two tranches. Tranche A consists of $10 million in convertible notes and warrants, of which $3 million will be funded today and $7 million is expected to be funded within the next two weeks. The Tranche A securities may be converted or exercised for up to 60 million shares at an effective conversion or exercise price for common stock of $.25 (for up to 52 million shares) and $.50 (for up to 8 million shares). Tranche B is expected to close after the annual shareholder meeting that will occur later this summer and will include up to an additional $20 million in convertible preferred stock, which may convert into common stock at a rate of $.25 per share. Warrants evidencing the Tranche B securities will be issued pro rata to the Tranche A investors. A notice outlining the specific terms of the investment has been mailed to stockholders today, in accordance with Nasdaq requirements. Proceeds of the investment will be used for sales and marketing efforts, research and development and general working capital purposes. At the closing of $10 million under Tranche A, the Board of Directors will be restructured, with the new investor group assuming four positions on a seven member Board.

This financing provides capital to enable the Company to implement its revised business plan, through which it plans to reach profitability. The financing also facilitates completion of the Company's restructuring efforts. In October 2000, the Company began restructuring its business to focus on its core technologies in higher margin, higher growth businesses. As a result, iPIX(R) sold its direct sales and support functions dedicated to US residential real estate to Homestore.com(TM) for cash and recurring revenue streams. The Company anticipates completing its restructuring efforts by the end of the second quarter 2001. Operating details for the first quarter of 2001 are set forth in a separate press release issued today.

"This investment along with our revised business strategy provides us with necessary operating capital and a disciplined focus to implement our plan for profitability and penetrate select high-


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growth vertical markets such as classifieds, insurance, and observation and surveillance," stated Jim Phillips, Chairman and CEO of iPIX.

"Raising capital to support the growth of the Company remained a primary goal during the last six months," continued Mr. Phillips. "The entire management team has worked extraordinarily hard to complete the restructuring and secure investors." In addition, Phillips stated, "I have elected to become Chairman Emeritus at the close of the first tranche of this announced financing, and am pleased to announce that Donald Strickland, currently President and COO, will succeed me as the Chief Executive Officer. While my title will change, I will be active in transitional activities to Don and will continue to help the Company form strategic alliances in key verticals to leverage the technologies that we have built."

Bill Razzouk, Managing Director of Paradigm Capital Partners commented, "We are pleased to make this investment in iPIX. The Company has a highly talented and seasoned management team as well as a promising suite of products and services. Paradigm Capital is excited to identify an investment opportunity with a significant presence in Tennessee and one that allows us to leverage the expertise of our investor group, the Memphis Angels, and our strategic advisors," continued Mr. Razzouk.

iPIX will hold a conference call regarding first quarter earnings and the recent financing at 10:00am EST Monday, May 14. Interested parties may listen to the call by dialing (952) 556-2834 or (800) 960-1012. A replay of the call will be available starting May 14, until May 31, 2000 by dialing (703) 326-3020 or (800) 615-3210 and using passcode 5238317.

ABOUT IPIX
Internet Pictures Corporation (iPIX(R)) provides Internet imaging solutions to facilitate commerce, communication and entertainment. The Company's end-to-end solutions include the capture, processing, management and distribution of digital imaging and the associated data to make the images meaningful. iPIX's solutions encompass many types of rich media content, including still images, 360(degree) by 360(degree) immersive images, video, animation, text and audio. A broad array of industries -- including real estate, auctions, travel, government, education, automotive, sports and entertainment -- are capitalizing on iPIX dynamic imaging to give viewers better information, more interaction and a richer online experience. Twenty-two of Media Metrix's top twenty-five web sites use iPIX to make their sites more dynamic. The Company is headquartered in Oak Ridge, Tennessee, with co-headquarters in San Ramon, California. http://www.ipix.com

ABOUT PARADIGM CAPITAL PARTNERS
Paradigm Capital Partners, LLC serves the capital and advisory needs of companies principally located in the Southeast. With a dedicated team of 10 investment professionals located in Memphis, TN, Paradigm focuses on offering its portfolio companies a wide network of resources, business development consulting and management services to minimize the risks typically associated with early stage and emerging growth companies. Paradigm has led private funding rounds for a number of Southeastern-based companies including dotLogix, FirstDoor.com, Memphis Networx and Thoughtware Technologies. For more information about Paradigm, visit http://www.paradigmcp.com.

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ABOUT MEMPHIS ANGELS
Paradigm Capital Partners launched the Memphis Angels, an angel investment group, to evaluate and fund early stage and emerging growth companies located primarily in the Southeast. This group includes prominent leaders, entrepreneurs, and members of several Memphis-based companies with significant expertise in multiple domains. To aid in the development and ongoing success of this initiative, McKinsey & Company, a leading international management consultancy, was tapped as the strategic advisor for both the Memphis Angels and Paradigm Capital Partners.

The Memphis Angels are a select group of accomplished individuals representing some of North America's most successful public and private companies and include:

-        Robert B. Blow, Managing Director of Paradigm Capital Partners;
-        William B. Dunavant Jr., Chairman and CEO of Dunavant Enterprises;
-        Thomas M. Garrott, Chairman of National Commerce Financial Corporation;
-        J.R. "Pitt" Hyde III, Founder and Retired Chairman of AutoZone;
-        Frederick W. Smith, Chairman and CEO of FedEx Corporation;
-        Willard R. Sparks, Chairman of Sparks Companies, Inc.; and
-        The Kemmons Wilson Family.

For more information about the Memphis Angels visit http://www.memphisangels.com.


                                      # # #

Internet Pictures and iPIX are trademarks and service marks of Internet Pictures Corporation.

The securities to be sold in the investment have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release contains forward-looking information within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbors under those sections. In some cases, you can identify forward-looking statements by terminology such as "expect," "may," "will," "plans," and "anticipate," or the negative of such terms or comparable terminology. Forward-looking statements appearing herein include statements concerning operating and profitability plans and goals, restructuring efforts, and the timing and amount of private investment proceeds, and are based on current expectations. Actual results may differ materially from those projected in the forward-looking statements based upon a number of factors including (i) the inability to close on a portion of the proposed investment,
(ii) changes in the demand for iPIX products and services, (iii) the loss of existing, or an inability to attract new, iPIX customers, (iv) technological changes, (v) general economic, financial or market changes or developments, and
(vi) an inability to successfully implement restructuring and profitability plans. The matters discussed in this press release also involve risks and uncertainties described from time to time in Internet Pictures Corporation's filings with the Securities and Exchange Commission. In particular, see "Risk Factors" in the annual report filed on Form 10-K with the SEC on April 2, 2001 (www.sec.gov).


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